SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                  FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                February 28, 2001
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                         Odyssey Marine Exploration, Inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Nevada                    0-26136                 84-1018684
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


                          Odyssey Marine Exploration, Inc.
                                 P.O. Box 320057
                             Tampa, Florida  33679
                     --------------------------------------
                     Address of Principal Executive Offices


                                (813) 876-1776
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

                       3507 Frontage Road, Suite 100
                           Tampa, Florida  33607
          -----------------------------------------------------------
          Former Name or Former Address, if Changed Since Last Report














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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On February 28, 2001, Odyssey Marine Exploration, Inc. (the "Company") completed the sale of shares of its Series B Convertible Preferred Stock, Common Stock and Warrants to MacDougald Family Limited Partnership ("MFLP") for $3,000,000 in cash. The sale of securities was made pursuant to a Stock Purchase Agreement dated February 28, 2001. MFLP purchased 850,000 shares of the Company's Series B Convertible Preferred Stock, 864,008 shares of Common Stock and Warrants to purchase an additional 1,889,000 shares of Common Stock. The cash used came from operating funds of MFPA.

     Each share of Series B Convertible Preferred Stock purchased by MFLP is convertible into 10 shares of the Company's Common Stock at any time. The holder of the shares of Series B Convertible Preferred Stock is entitled to vote such shares together with the holders of the Company's Common Stock on an "as converted" basis. In addition, the holder of the Series B Convertible Preferred Stock is entitled to elect three members of the Board of Directors, and has special voting rights in connection with specified corporate actions. In the event of a liquidation or dissolution of the Company, the holder of the Series B Convertible Preferred Stock is entitled to an amount equal to $3.50 per share prior to any payments to holders of any other class of stock. Although the Series B Convertible Preferred Stock has no separate dividend provisions, holders are entitled to receive any dividends paid to holders of Common Stock on an "as converted" basis.

     The Warrants issued to MFLP have varying exercise prices and terms. The exercise of all of these warrants would require a total payment of $4,169,000. The following table sets forth the exercise prices, expiration dates and number of shares underlying each class of warrants:

       Exercise Price        Expiration Date       Number of Shares
       --------------        ---------------       ----------------
           $3.00                 2/28/03               722,000
           $2.50                 3/31/02               120,000
           $2.00                 2/28/03               817,000
           $0.30                 2/28/04               230,000

     The securities acquired by MFLP represent beneficial ownership of approximately 40.2% of the Company's Common Stock outstanding, assuming the conversion of the preferred stock and exercise of the warrants.

     MFLP is a Nevada limited partnership of which MacDougald Management, Inc. ("MMI") is sole general partner. The limited partners include James E. MacDougald, his wife Suzanne M. MacDougald, and two trusts for the benefit of the children and grandchildren of Mr. and Mrs. MacDougald. James E. MacDougald is the President of MMI. As part of the transaction, Mr. MacDougald became Chairman of the Board and a Director of the Company.

     Under the terms of the Stock Purchase Agreement, MFLP received certain rights to require the Company to register the Common Stock purchased and the shares of Common Stock issuable on the conversion or exercise of the Preferred Stock and Warrants for resale under the Securities Act of 1933.



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
ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS.

Number     Description                  Location
------     -----------                  --------

  3.3      Designation of Series B      Filed herewith electronically
           Convertible Preferred
           Stock

 10.4      Series B Convertible         Filed herewith electronically
           Preferred Stock Purchase
           Agreement


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    ODYSSEY MARINE EXPLORATION, INC.



Dated:  March 9, 2001               By:/s/ David A. Morris
                                       David A. Morris, Secretary and
                                       Treasurer






























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